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                                                                 EXHIBIT 23(a)

                       Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Robbins & Myers, Inc. for the registration of 2,300,000 shares of its common shares and to the incorporation by reference therein of our report dated October 1, 2001, with respect to the consolidated financial statements of Robbins & Myers, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 2001 and the related financial statement schedule included therein, and to the inclusion therein of our report dated October 1, 2001, with respect to the consolidated financial statements of Robbins & Myers, Inc. included in Amendment No. 1 to the Registration Statement (Form S-3) filed May 9, 2002, both filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

May 9, 2002